Alkaline Water Co. Issues Positive Year End Revenue Advisory

-Company further advises of late filing of its annual report

SCOTTSDALE, AZ – (MARKETWIRED – June 26, 2015) – The Alkaline Water Company Inc. (OTCQB: WTER) (the “Company”), developers of an innovative state of the art proprietary electrolysis beverage process packaged and sold in 500ml, 700ml, 1-liter, 3-liter and 1-gallon sizes under the trade name Alkaline88, are very pleased to announce record revenue for the fiscal year ended March 31, 2015.

In anticipation of filing our annual report on Form 10-K for the fiscal year ended March 31, 2015, we are excited to announce that our revenue for the fiscal year ended March 31, 2015 is in excess of $3,700,000, a greater than 550% year over year increase in revenue. We currently project the revenue for the fiscal year ending March 31, 2016 to exceed $10,000,000.

In related news, management further advises that due to temporary unanticipated resource constraints the Company anticipates an inability to finalize its Form 10-K by the June 29, 2015 filing deadline. As such, we intend to file a Form 12b-25 Notification of Late Filing and further anticipate filing Form 10-K on or before July 14, 2015, as of the extended deadline.

“We are excited to see that annual revenues have increased over 6 fold over the last 12 months,” says Steven P. Nickolas, President & CEO, Alkaline Water Co. “Our biggest driver for continued growth over the next 12 months will be the major expansion of our national sales footprint. We have an expansive market opportunity for many reasons; there are virtually no competitive products sized larger than 1.5 L in the market and consumer acceptance for the alkaline water segment continues to significantly grow as it becomes the water of choice for many health conscious consumers. As predicted when we first started this business, we felt that major retailers would find a high demand for bulk alkaline water which can be marketed at a consumer price point significantly less, per ounce, than existing brands. Our growth continues to prove that niche segments can transform into meaningful opportunities, especially when the target market is a health conscious segment that is also undergoing measurable and sustained growth.”

About The Alkaline Water Company Inc. (OTCQB: WTER):
The Alkaline Water Company Inc. has developed an innovative, state of the art, proprietary electrolysis process that produces healthy alkaline water for a balanced lifestyle. The company is focused on the business of distributing and marketing the retail sale of its cost-effective packaged Alkaline88 water beverage products. The Alkaline Water Company Inc. is currently in the midst of a national mass-market expansion program and is available for consumer sales at major retail locations across the United States. Learn more about The Alkaline Water Company Inc. by visiting: www.thealkalinewaterco.com.

About Alkaline88:
Alkaline88 is a premier bottled alkaline drinking water with an 8.8 -pH balance. Enhanced with trace minerals and electrolytes, the product offers consumers the unique opportunity to purchase alkaline water in conveniently packaged in 500ml, 700ml, and 1-liter, 3-liter and 1-gallon sizes. Learn more about the science of Alkaline88 at www.alkaline88.com.

Notice Regarding Forward-Looking Statements:
This news release contains "forward-looking statements." Statements in this press release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the Company’s expectation that the Company will file a Form 12b-25 and file the Form 10-K on or before July 14, 2015; the Company’s projection that the revenue for fiscal year ending March 31, 2016 will exceed $10,000,000; the Company’s statement that the Company’s biggest driver for continued growth over the next 12 months will be the major expansion of the Company’s national sales footprint; and the Company’s statement about an expansive market opportunity. The material assumptions supporting these forward-looking statements include, among other things that the demand for the Company’s products will continue to significantly grow; the major expansion of the Company’s national sales footprint will occur; and the Company will be able to obtain additional capital to meet the Company’s growing demand. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with operating as a development stage company, our ability to raise the additional funding we will need to continue to pursue our business and product development plans, changes in the non-alcoholic beverage business environment and retail landscape, the performance of third-parties and our relationship with them, the loss of one or more of our major customers or a decline in demand from one or more of these customers, increase in the cost, disruption of supply or shortage of ingredients, other raw materials or packaging materials, changes in laws and regulations relating to beverage containers and packaging, competition in the industry in which we operate and market conditions. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by applicable law, including the securities laws of the United States. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the reports and other documents we file with the SEC, available at www.sec.gov.

Contacts:
The Alkaline Water Company Inc.
WTER Investor Relations,
The Alkaline Water Company Inc.,
(480) 656-2423
investors@thealkalinewaterco.com